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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KANBAY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	36-4387594 (I.R.S. Employer Identification No.)
6400 Shafer Court, Suite 100 Rosemont, Illinois (Address of Principal Executive Offices)	60018 (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates: 333-113495

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

        Information with respect to the Common Stock, par value $0.001 per share ("Common Stock"), of Kanbay International, Inc., a Delaware corporation ("Kanbay"), is incorporated by reference to the section captioned "Description of Capital Stock" in the Prospectus, which constitutes part of Kanbay's Registration Statement on Form S-1 (No. 333-113495), initially filed with the Securities and Exchange Commission (the "Commission") on March 11, 2004 and amended by Amendment No. 1 to the Registration Statement, filed with the Commission on May 10, 2004, Amendment No. 2 to the Registration Statement, filed with the Commission on June 10, 2004, Amendment No. 3 to the Registration Statement, filed with the Commission on June 17, 2004, Amendment No. 4 to the Registration Statement, filed with the Commission on July 2, 2004, and Amendment No. 5 to the Registration Statement, filed with the Commission on July 7, 2004, and as may be further amended, and in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement.

Item 2.    Exhibits.

        The following exhibits are filed as a part of this Registration Statement.

Exhibit No.	Description
3.3*	Second Amended and Restated Certificate of Incorporation.
3.5*	Amended and Restated By-laws.
4.1*	Specimen Common Stock Certificate.
4.2*	Second Amended and Restated Registration Rights Agreement.
4.3*	Recapitalization Agreement between Kanbay and certain of its stockholders.
4.4*	Class A Common Stock Purchase Warrant dated September 4, 2003 issued to Household Investment Funding, Inc.
4.5*	Warrant to Purchase Common Stock No. CA-002 dated September 14, 2000 issued to Household Investment Funding, Inc.
4.7*	Amended and Restated Warrant to Purchase Preferred Shares dated as of April 19, 2000 issued to Silicon Valley Bancshares.
4.8*	Warrant No. AD-1/Replacement to Purchase Warrant Stock and New Warrant dated August 31, 2000 issued to MSIT Holdings, Inc.
4.9*	Warrant No. AD-2/Replacement to Purchase Warrant Stock and New Warrant dated September 14, 2000 issued to Household Investment Funding, Inc.
4.10*	Warrant No. AD-4 to Purchase Warrant Stock and New Warrant dated January 20, 2004 issued to MSIT Holdings, Inc.

*
Filed as equivalent exhibit no. to Kanbay's Registration Statement on Form S-1 (333-113495) and incorporated herein by reference.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KANBAY INTERNATIONAL, INC.
Date: July 15, 2004	By:	/s/ WILLIAM F. WEISSMAN Name: William F. Weissman Title: Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.3*	Second Amended and Restated Certificate of Incorporation.
3.5*	Amended and Restated By-laws.
4.1*	Specimen Common Stock Certificate.
4.2*	Second Amended and Restated Registration Rights Agreement.
4.3*	Recapitalization Agreement between Kanbay and certain of its stockholders.
4.4*	Class A Common Stock Purchase Warrant dated September 4, 2003 issued to Household Investment Funding, Inc.
4.5*	Warrant to Purchase Common Stock No. CA-002 dated September 14, 2000 issued to Household Investment Funding, Inc.
4.7*	Amended and Restated Warrant to Purchase Preferred Shares dated as of April 19, 2000 issued to Silicon Valley Bancshares.
4.8*	Warrant No. AD-1/Replacement to Purchase Warrant Stock and New Warrant dated August 31, 2000 issued to MSIT Holdings, Inc.
4.9*	Warrant No. AD-2/Replacement to Purchase Warrant Stock and New Warrant dated September 14, 2000 issued to Household Investment Funding, Inc.
4.10*	Warrant No. AD-4 to Purchase Warrant Stock and New Warrant dated January 20, 2004 issued to MSIT Holdings, Inc.

*
Filed as equivalent exhibit no. to Kanbay's Registration Statement on Form S-1 (333-113495) and incorporated herein by reference.

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX